UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2018 (January 24, 2018)

Majesco

(Exact Name of Registrant as Specified in its Charter)

California	001-37466	77-0309142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412 Mount Kemble Ave, Suite 110C, Morristown, NJ 07960

(Address of Principal Executive Offices)

Registrant's telephone number, including area code (973) 461-5200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On January 23, 2018, Majesco Limited, the controlling shareholder of Majesco and a public limited company domiciled in India whose equity shares are listed on the BSE Limited (the “BSE”) and the National Stock Exchange of India Limited (the “NSE”), launched an offering of its securities to qualified institutional investors located outside of the United States (the “Placement”). In connection with the Placement, investors are receiving a preliminary placement document which includes information including, but not limited to, details regarding the Placement, risk factors and information with respect to Majesco Limited’s business. Both the BSE and the NSE were notified of the Placement on January 23, 2018.

Majesco Limited intends to use the proceeds from the Placement to fund inorganic growth, investments in its subsidiaries (including Majesco) by way of private placement or rights issue to fund acquisitions and/or repayment or prepayment of debt, working capital and corporate purposes. The closing of the Placement is subject to market conditions and customary closing conditions.

On January 24, 2018, Majesco Software and Solutions Inc., a subsidiary of Majesco (“MSSI”), received a summons with notice filed in the Supreme Court of the State of New York by a customer Alamance Services Inc. (“Alamance”) alleging a purported breach of services and license agreement by MSSI. In the summons, Alamance seeks compensatory damages (including lost profits) of an amount to be proven at trial of at least $10 million, pre-and post-judgment interest and costs and fees. Majesco believes this claim has no merit and intends to defend against it vigorously and assert all of its rights against this customer. As an abundant caution, Majesco has made adequate provisions against bad and doubtful receivables arising from this claim. In addition, Majesco has notified its carrier under its $40million professional indemnity insurance policy. Majesco does not expect the outcome of this litigation to have a material effect on its business or results of operations. However, litigation is inherently unpredictable, and the costs and other effects of this matter and the possibility of any adverse outcome cannot be determined at this time.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Majesco

By:	/s/ Ketan Mehta
Ketan Mehta, President and Chief Executive Officer

Date: January 29, 2018

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